Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46629) pertaining to the Employee Stock Plan of Granite Broadcasting Corporation of our report dated March 9, 2005, with respect to the consolidated financial statements and schedule of Granite Broadcasting Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Ernst & Young LLP

New York, New York

March 30, 2005